UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events

On February 7, 2013, Lear Corporation (the “Company”) announced that its Board of Directors has declared a $0.17 per share quarterly cash dividend on Lear’s common stock and authorized the acceleration of the pace of its existing common stock share repurchase program. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on February 7, 2013, the Board of Directors adopted a corporate hedging and pledging policy that is applicable to its officers and directors. Under this policy, the Company’s officers and directors generally may not enter into certain transactions to hedge Company common stock or pledge their shares of Company common stock as collateral for a loan. In addition, on February 7, 2013, the Compensation Committee of the Company approved a clawback policy that allows the Company to seek recovery of incentive compensation that was awarded to any current or former executive officer during the three years prior to any restatement of the Company’s financial statements, if it is determined that such restatement was the result of intentional misconduct on the part of such executive officer.

On February 8, 2013, the Company gave irrevocable notice to the trustee under the indenture, pursuant to which its 7.875% Senior Notes due 2018 (the “2018 Notes”) and 8.125% Senior Notes due 2020 (the “2020 Notes”) were issued, that the Company has elected to redeem 10% of the original aggregate principal amount of each of the 2018 Notes and the 2020 Notes at a redemption price equal to 103.00% of the principal amount, plus accrued and unpaid interest to the redemption date, which is March 26, 2013. Originally, $350 million in aggregate principal amount of the 2018 Notes and $350 million in aggregate principal amount of the 2020 Notes were issued under the indenture, and as of the date of this Current Report, $315 million in aggregate principal amount of the 2018 Notes and $315 million in aggregate principal amount of the 2020 Notes are outstanding.

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. We also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this Report or in any other public statements which address operating performance, events or developments that we expect or anticipate may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by us. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to: general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of our customers and suppliers; changes in actual industry vehicle production levels from our current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which we are a significant supplier; disruptions in the relationships with our suppliers; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and our management of new program launches; risks associated with conducting business in foreign countries; and risks and other factors described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

The forward-looking statements in this Current Report are made as of the date hereof, and we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press release, dated January 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: February 12, 2013	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release, dated February 7, 2013

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